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                                                                   EXHIBIT 99.16

                    Consent of Nominee J. Christopher Reyes

         Pursuant to Rule 483 of the General Rules and Regulations under the Securities Act of 1933, I hereby consent to the use of information about and all references to me in the Joint Proxy Statement/Prospectus which is a part of this Registration Statement.


                                        J. CHRISTOPHER REYES
                                        ---------------------------------------
                                        J. Christopher Reyes


May 28, 1996